UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2021

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2021, the Board of Directors (the “Board”) of Precision BioSciences, Inc. (the “Company”) appointed (i) Samuel Wadsworth, Ph.D. to serve as a Class II director on the Company’s Board and as a member of the Science and Technology Committee of the Board and (ii) Shari Lisa Piré to serve as a Class III director on the Company’s Board and as a member of the Nominating and Corporate Governance Committee of the Board. These appointments are effective November 8, 2021. Dr. Wadsworth and Ms. Piré will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2024 and 2022, respectively, and, in each case, until his or her respective successor is duly elected and qualified or his or her earlier death, disqualification, resignation or removal.

Each of Dr. Wadsworth and Ms. Piré are eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for: (i) an annual cash retainer of $40,000 for serving on the Board, earned on a quarterly basis; (ii) an initial equity-based award of options to purchase shares of the Company’s common stock having an aggregate grant date fair value of $350,000 that vests over three years in thirty-six (36) substantially equal monthly installments following the grant date, subject to his or her continued service on the Board through each such vesting date; and (iii) on the date of the Company’s annual meeting of stockholders, where the director has served on the Board for at least six months prior to such annual meeting and will continue serving following such meeting, an option to purchase shares of the Company’s common stock having an aggregate grant date fair value of $175,000 that vests on the earlier of the first anniversary of the grant date or the day immediately prior to the date of the next annual meeting of the Company’s stockholders, in either case, subject to his or her continued service on the Board through such vesting date. Dr. Wadsworth is also entitled to an annual cash retainer of $6,000 for serving on the Science & Technology Committee of the Board, earned on a quarterly basis. Ms. Pire is also entitled to an annual cash retainer of $4,500 for serving on the Nominating and Corporate Governance Committee of the Board, earned on a quarterly basis.

Dr. Wadsworth and Ms. Piré are expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A (File No. 333-230034), filed with the Securities and Exchange Commission on March 18, 2019.

Item 7.01. Regulation FD Disclosure

The Company issued a press release to announce the appointment of Dr. Wadsworth and Ms. Piré. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Precision BioSciences, Inc., dated November 8, 2021 regarding appointment of Samuel Wadsworth, Ph.D. and Shari Lisa Piré to its Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: November 8, 2021	By:	/s/ John Alexander Kelly
John Alexander Kelly
Chief Financial Officer